                                                                     EXHIBIT 4.2




                         PERFORMANCE FOOD GROUP COMPANY

                                       and

                          BANK ONE TRUST COMPANY, N.A.,

                                   As Trustee

                           --------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 16, 2001

                                 --------------

                         Creating a Series of Securities
                                designated as the
                 5 1/2% Convertible Subordinated Notes due 2008

                                TABLE OF CONTENTS

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                                                                                                    ----

                                   ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Definitions ...................................................................           2

                                  ARTICLE TWO
                          FORM AND TERMS OF THE NOTES

Section 201. Designation of Notes; Establishment of Form ...................................           9
Section 202. Amount ........................................................................           9
Section 203. Issuance ......................................................................           9
Section 204. Price .........................................................................           9
Section 205. Final Maturity Date ...........................................................          10
Section 206. Interest ......................................................................          10
Section 207. Place of Payment ..............................................................          10
Section 208. The Trustee ...................................................................          10
Section 209. Redemption; Repurchase at the Option of the Holders ...........................          10
Section 210. Denominations .................................................................          10
Section 211. Conversion ....................................................................          10
Section 212. Payable in Dollars ............................................................          11
Section 213. Payments of Interest by Wire Transfer; Payments of Interest on Global Notes ...          11
Section 214. Waiver of Covenants ...........................................................          11
Section 215. Defeasance and Covenant Defeasance; Satisfaction and Discharge ................          11
Section 216. Events of Default .............................................................          11
Section 217. Subordinated Securities .......................................................          11
Section 218. Overdue Amounts ...............................................................          12
Section 219. Other Terms ...................................................................          12

                                 ARTICLE THREE
                          AMENDMENTS TO THE INDENTURE

Section 301. Amendment to Section 401 of the Original Indenture ............................          12
Section 302. Amendment to Section 501 of the Original Indenture ............................          13
Section 303. Amendment to Section 802 of the Original Indenture ............................          14

                                  ARTICLE FOUR
                                   CONVERSION

Section 401. Conversion Right and Conversion Price .........................................          14
Section 402. Exercise of Conversion Right ..................................................          14
Section 403. Fractions of Shares ...........................................................          15
Section 404. Adjustment of Conversion Price ................................................          16
Section 405. Notice of Adjustments of Conversion Price .....................................          24
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                                       i
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
Section 406. Notice Prior to Certain Actions ...............................................          25
Section 407. Company to Reserve Common Stock ...............................................          26
Section 408. Taxes on Conversions ..........................................................          26
Section 409. Covenant as to Common Stock ...................................................          26
Section 410. Cancellation of Converted Notes ...............................................          26
Section 411. Effect of Reclassification, Consolidation, Merger or Sale .....................          26
Section 412. Adjustment for Other Distributions ............................................          27
Section 413. Responsibility of Trustee for Conversion Provisions ...........................          28

                                  ARTICLE FIVE
                REDEMPTION OF NOTES AT THE OPTION OF THE COMPANY

Section 501. Right to Redeem ...............................................................          29
Section 502. Conversion Arrangement on Call for Redemption .................................          29

                                  ARTICLE SIX
        PURCHASE OF NOTES AT OPTION OF THE HOLDER UPON CHANGE OF CONTROL

Section 601. Repurchase of Notes at Option of the Holder upon Change of Control ............          30
Section 602. Effect of Change of Control Repurchase Notice .................................          34
Section 603. Deposit of Change of Control Repurchase Price .................................          35
Section 604. Notes Purchased in Part .......................................................          35
Section 605. Covenant to Comply with Securities Laws upon Purchase of Notes ................          35
Section 606. Repayment to the Company ......................................................          35
Section 607. Fractions of Shares ...........................................................          36

                                 ARTICLE SEVEN
                                 SUBORDINATION

Section 701. Agreement to Subordinate ......................................................          36
Section 702. Liquidation; Dissolution; Bankruptcy ..........................................          36
Section 703. Default on Designated Senior Indebtedness .....................................          37
Section 704. Acceleration of Notes .........................................................          38
Section 705. When Distribution Must Be Paid Over ...........................................          38
Section 706. Notice by the Company .........................................................          39
Section 707. Subrogation ...................................................................          39
Section 708. Relative Rights ...............................................................          39
Section 709. Subordination May Not Be Impaired by the Company ..............................          39
Section 710. Distribution or Notice to Representative ......................................          40
Section 711. Rights of Trustee and Paying Agent ............................................          40

                                 ARTICLE EIGHT
                            MISCELLANEOUS PROVISIONS

Section 801. Adoption, Ratification and Confirmation .......................................          41
Section 802. Conflicts with Trust Indenture Act ............................................          41
Section 803. Effect of Headings and Table of Contents ......................................          41
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                                       ii
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
Section 804. Successors and Assigns ........................................................          41
Section 805. Separability Clause ...........................................................          41
Section 806. Benefits of First Supplemental Indenture ......................................          41
Section 807. Governing Law .................................................................          41
Section 808. Counterparts ..................................................................          41
Section 809. Acceptance by Trustee .........................................................          41

Annex A-Form of Note .......................................................................          A-1
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                                       iii

         THIS FIRST SUPPLEMENTAL INDENTURE dated as of October 16, 2001 (the "First Supplemental Indenture") between Performance Food Group Company, a corporation organized and existing under the laws of the State of Tennessee (the "Company"), and Bank One Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America (the "Trustee").

                                   WITNESSETH

         WHEREAS, the Company is concurrently executing and delivering to the Trustee an Indenture dated as of October 16, 2001 (the "Original Indenture") providing for the issuance from time to time of its Securities (as defined in the Original Indenture) in one or more series;

         WHEREAS, Sections 201, 301 and 904(4) of the Original Indenture provide that the Company and the Trustee may enter into one or more indentures supplemental thereto to establish the form and terms of the Securities of any series issued pursuant to the Original Indenture;

         WHEREAS, the Company desires to issue its 5 1/2% Convertible Subordinated Notes due 2008 (the "Notes"), a new series of Securities, the issuance of which was authorized by resolutions of the Board of Directors of the Company;

         WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to establish the form and terms of the Notes and to amend and supplement in certain respects the Original Indenture insofar as it applies to the Notes (and not to any other series of Securities); and

         WHEREAS, the Company has authorized the execution and delivery of this First Supplemental Indenture and all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company in accordance with their terms and to make this First Supplemental Indenture a valid agreement of the Company in accordance with its terms.

         NOW THEREFORE:

         For and in consideration of the premises and the purchase of the Notes by the Holders (as defined in the Original Indenture) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

         Section 101. Definitions. Except as otherwise expressly provided in or pursuant to this First Supplemental Indenture or unless the context otherwise requires, for all purposes of this First Supplemental Indenture:

         (1) the terms defined in this Article One have the meanings assigned to them in this Article, and include the plural as well as the singular;

         (2) all other terms used herein which are defined in the Original Indenture (including terms which are defined by reference to the Trust Indenture Act pursuant to clause (2) of Section 101 of the Original Indenture) have the meanings assigned to them therein;

         (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

         (4) the words "herein", "hereof", "hereto" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

         (5) the word "or" is always used inclusively (for example, the phrase "A or B" means "A or B or both", not "either A or B but not both");

         (6)      provisions apply to successive events and transactions;

         (7) the term "merger" includes a statutory share exchange and the terms "merge" and "merged" have correlative meanings;

         (8)      the masculine gender includes the feminine and the neuter;

         (9) references to agreements and other instruments include subsequent amendments and supplements thereto; and

         (10) if expressly so indicated, certain terms defined in this Article One supersede and replace (but only insofar as relates to the Notes) the corresponding definitions in the Original Indenture.

         Certain terms used principally in certain Articles hereof are defined in those Articles.

         "Change of Control" will be deemed to have occurred at such time after the date of this First Supplemental Indenture as any of the following has occurred:

                  (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have

         "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, and except that a Person shall not be deemed to have "beneficial ownership" of any securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such Person until such securities are accepted for purchase of exchange), directly or indirectly, through a purchase, consolidation, merger or other acquisition transaction or series of transactions, of 50% or more of the total voting power of all outstanding Voting Stock of the Company, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans (including, without limitation, the Company's employee stock ownership plan);

                  (2) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into the Company, other than:

                           (a) any transaction (I) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock and (II) pursuant to which holders of the Company's Capital Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all outstanding shares of the Company's Capital Stock entitled to vote generally in the election of directors, trustees or managing members of, or other persons holding similar positions with, the continuing or surviving person immediately after the transaction; and

                           (b) any merger solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

                  (3) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the board of directors of the Company (together with any new directors whose election to such board of directors, or whose nomination for election by the Company's stockholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority the board of directors of the Company then in office; or

                  (4) the Company's stockholders pass a special resolution approving a plan of liquidation or dissolution.

Notwithstanding the foregoing provisions of this paragraph,

                           (x)      a Change of Control arising from an
                  acquisition of Voting Stock described in clause (1) above will be deemed not to have occurred if the Closing Price per share of Common Stock of the Company for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of such Change of Control and the public announcement of such Change of Control equals or exceeds 105% of the Conversion Price of the Notes in effect on each of those Trading Days;

                           (y) a Change of Control arising from a merger, consolidation or conveyance, transfer lease or other disposition of assets described in clause (2) above will be deemed not to have occurred if the Closing Price per share of Common Stock of the Company for any five Trading Days within the period of ten consecutive Trading Days ending immediately before such Change of Control equals of exceeds 105% of the Conversion Price of the Notes in effect on each of those Trading Days; and

                           (z) a Change of Control arising from a merger or consolidation described in clause (2) above will be deemed not to have occurred if all of the consideration, excluding cash paid for fractional shares and cash payments made pursuant to dissenters' appraisal rights, in such merger or consolidation consists of shares of common stock listed on a national securities exchange or quoted on the Nasdaq National Market or which will be so listed or quoted immediately following such Change of Control and if, as a result of such merger or consolidation, the Notes become convertible solely into such common stock.

         "Change of Control Repurchase Date" has the meaning specified in
Section 601(a).

         "Change of Control Repurchase Notice" has the meaning specified in
Section 601(d).

         "Change of Control Repurchase Price" has the meaning specified in
Section 601(a).

         "Closing Price" of any security on any date of determination means:

         (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the New York Stock Exchange on such date;

         (2) if such security is not listed for trading on the New York Stock Exchange on such date, the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which such security is so listed on such date;

         (3) if such security is not so listed on a U.S. national or regional securities exchange on such date, the closing sale price as reported by the NASDAQ National Market on such date;

         (4) if such security is not so reported by the NASDAQ National Market on such date, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization on such date; or

         (5) if such bid price is not available on such date, the average of the mid-point of the last bid and ask prices for such security on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

         "Common Stock" means the Common Stock, par value $0.01 per share, of the Company as it exists on the date of this First Supplemental Indenture and any shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof. Subject to the provisions of
Section 411, shares issuable on conversion or repurchase of Notes shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion or repurchase of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications. For all purposes of the Indenture, the foregoing definition supersedes and replaces (but only insofar as relates to the Notes) the definition of "Common Stock" appearing in the Original Indenture.

         "Common stock" means any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer and which is not subject to redemption by the issuer.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person and any other obligor upon the Notes.

         "Conversion Agent" has the meaning specified in Section 401.

         "Conversion Price" has the meaning specified in Section 401.

         "Credit Agreement" means the Credit Agreement dated as of March 5, 1999 among the Company, the lenders referred to therein and First Union National Bank, as administrative agent, as amended and as such agreement may be amended further, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including without limitation, any increase in the principal amount thereof or borrowings or other obligations thereunder, together with any instruments or agreements executed and delivered by the Company pursuant thereto or in connection therewith for the benefit of the lenders or agents thereunder.

         "Current Market Price" has the meaning specified in Section 404(g)(1).

          "Designated Senior Indebtedness" means:

         (1)      all Senior Indebtedness under the Credit Agreement; and

         (2) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding of at least $20,000,000 and that has been specifically designated in the instrument evidencing such Senior Indebtedness or pursuant to which such Senior Indebtedness was issued as "Designated Senior Indebtedness" of the Company for purposes of the Notes.

         "excluded property" has the meaning specified in Section 404(d).

         "Expiration Time" has the meaning specified in Section 404(f).

         "fair market value" has the meaning specified in Section 404(g)(2).

         "Final Maturity Date" means October 16, 2008.

         "First Supplemental Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions of the Indenture.

         "Global Notes" has the meaning specified in Section 203.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness; and "Guarantee" when used as a verb, has a correlative meaning.

         "Indebtedness" means, with respect to any Person, without duplication:

         (1) all liabilities of such Person for borrowed money (including liabilities for borrowed money arising under the Credit Agreement or any other credit or loan agreements and overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

         (2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

         (3) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

         (4) all obligations and liabilities (contingent or otherwise) in respect of (A) leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and
         (B) any lease or related documents (including a financing lease or purchase agreement) in connection with the lease of real or personal property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property at the end of the lease term and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related documentation to purchase or to cause a third party to purchase such leased property;

         (5) all obligations of such Person under or in respect of interest rate swap, cap or collar agreements or other similar instruments or agreements or foreign currency hedge, exchange or purchase agreements or other similar instruments or agreements;

         (6) all Guarantees by such Person of Indebtedness referred to in any of the other clauses of this definition of any other Person;

         (7) all Indebtedness referred to in any of the other clauses of this definition of other Persons the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on or with respect to property or assets (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured); and

         (8) any and all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, and amendments, modifications and supplements to, and any indebtedness or obligation issued in exchange for, any Indebtedness described in any of the other clauses of this definition.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

         "Non-Electing Share" has the meaning specified in Section 411.

         "Non-Payment Default" has the meaning specified in Section 703(b).

         "Notes" has the meaning specified in the recitals to this instrument.

         "Original Indenture" has the meaning specified in the recitals to this instrument.

         "Payment Blockage Period" has the meaning specified in Section 703(b).

         "Payment Default" has the meaning specified in Section 703(a).

         "Permitted Junior Securities" has the meaning specified in Section 702.

         "Purchase Agreement" means the Purchase Agreement relating to the Notes dated October 10, 2001 between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, First Union Securities, Inc., Credit Suisse First Boston Corporation, Banc of America Securities LLC and SunTrust Capital Markets, Inc., as representatives of the several Underwriters.

         "Purchased Shares" has the meaning specified in Section 404(f).

         "Record Date" has the meaning specified in Section 404(g)(3).

         "Reference Period" has the meaning specified in Section 404(d).

         "Senior Indebtedness" means the principal of, premium, if any, and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and rent payable on or termination payments with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company (including, without limitation, Indebtedness of the Company under the Credit Agreement), whether outstanding on the date of this First Supplemental Indenture or thereafter created, incurred, assumed or Guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, and amendments, modifications or supplements to, the foregoing), unless, in the case of any such Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or that such Indebtedness shall be subordinated in right of payment to, or shall rank pari passu in right of payment with, the Notes. Notwithstanding the foregoing, "Senior Indebtedness" shall not include:

         (1)      Indebtedness evidenced by the Notes;

         (2) any liability for federal, state or local taxes or other taxes owed or owing by the Company;

         (3) accounts payable or other liabilities owed or owing by the Company to trade creditors (including Guarantees thereof or instruments evidencing such liabilities);

         (4) amounts owed by the Company for compensation to employees or for services rendered to the Company;

         (5) (A) Indebtedness of the Company to any of its Subsidiaries; and (B) Indebtedness of the Company to any of its Affiliates which Affiliate is, directly or indirectly, a financing vehicle for the Company (including, without limitation, all other debt securities and guarantees in respect of those debt securities issued by the Company to any trust, or trustees of any trust, partnership or other entity that is an Affiliate of the Company and that is such a financing vehicle in connection with the issuance by that financing vehicle of preferred securities or other securities that rank, or the Company's guarantee of which ranks, pari passu with, or junior to, the Notes in right of payment);

         (6)      Capital Stock of the Company; and

         (7) Indebtedness evidenced by any Guarantee of any Indebtedness ranking on a parity with or junior to the Notes in right of payment.

         "Trading Day" means, with respect to any security, a day during which trading in such security generally occurs on the New York Stock Exchange or, if such security is not listed on the New York Stock Exchange, on the principal national or regional securities exchange on which such security is then listed or, if such security is not listed on a national or regional securities exchange, on the National Association of Notes Dealers Automated Quotation System or, if such security is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which such security is then traded or quoted.

         "Trigger Event" has the meaning specified in Section 404(d).

         "Trustee" has the meaning specified in the Original Indenture.

         "Underwriters" means the underwriters of the Notes named in the Purchase Agreement.

                                  ARTICLE TWO

                           FORM AND TERMS OF THE NOTES

         Section 201. Designation of Notes; Establishment of Form. The Securities of the series established hereby shall be known and designated as the 5 1/2% Convertible Subordinated Notes due 2008 and are herein sometimes referred to as the "Notes". The Notes shall be substantially in the form set forth in Annex A attached hereto.

         Section 202. Amount. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is limited to $175,000,000, plus up to an additional $26,250,000 aggregate principal amount which may be issued from time to time upon exercise by the Underwriters of the over-allotment option granted to them in the Purchase Agreement, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 905 or 1107 of the Original Indenture, upon repurchase of any Note in part pursuant to Article Six hereof or upon surrender of any Note for conversion in part pursuant to Article Four hereof. This series of Securities may not be re-opened by the Company for the issuance of additional Securities of such series. The Notes shall be authenticated and delivered by the Trustee on original issue from time to time at such times and in such amounts as shall be set forth in one or more Company Orders delivered to the Trustee; provided that the aggregate principal amount of Notes so authenticated and delivered on original issue shall not exceed the aggregate principal amount of Notes authorized pursuant to this Section 202.

         Section 203. Issuance. The Notes are issuable only as Registered Securities without coupons. The Notes shall be issued in book-entry form and represented by one or more permanent global Notes (the "Global Notes"), the initial Depository for the Global Notes shall be The Depository Trust Company and the Depository arrangements shall be those employed by whoever shall be the Depository with respect to the Global Notes from time to time. Notwithstanding the foregoing, certificated Notes in definitive form may be issued in exchange for Global Notes under the circumstances contemplated by Section 305 of the Original Indenture.

         Section 204. Price. The Notes shall be sold by the Company to the Underwriters at the prices set forth in the Purchase Agreement, the initial price to public of the Notes shall be 100% of the principal amount thereof plus accrued interest, if any, from October 16, 2001, and the underwriting discounts and commissions shall be 3% of the principal amount of the Notes.

         Section 205. Final Maturity Date. The Final Maturity Date of the Notes on which the principal thereof is due and payable shall be October 16, 2008.

         Section 206. Interest. The principal of the Notes shall bear interest at the rate of 5 1/2% per annum from October 16, 2001 or from the most recent date to which interest has been paid or duly provided for, payable semiannually in arrears on October 16 and April 16 (each such date being an Interest Payment Date for the Notes) of each year, commencing April 16, 2002, to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on the October 1 or April 1 (each such date being a Regular Record Date for the Notes), as the case may be, immediately preceding such Interest Payment Dates, regardless of whether any such Regular Record Date is a Business Day. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. No Additional Amounts shall be payable on the Notes.

         Section 207. Place of Payment. The Borough of Manhattan, The City of New York is hereby designated as a Place of Payment for the Notes.

         Section 208. The Trustee. The Company hereby appoints the Trustee, acting through its Corporate Trust Office in the Borough of Manhattan, The City of New York, as the Company's Office or Agency in the Borough of Manhattan, The City of New York for the purposes specified in Section 1002 of the Indenture and appoints the Trustee as the initial Security Registrar, Conversion Agent, Paying Agent and transfer agent for the Notes, and the Trustee hereby accepts such appointment; provided, however, that subject to Section 1002 of the Indenture, the Company may at any time remove the Trustee as its Office or Agency in the Borough of Manhattan, The City of New York designated for such purposes and as Security Registrar, Conversion Agent, Paying Agent and transfer agent for the Notes and may from time to time designate one or more other Offices or Agencies or other Persons for such purposes and may from time to time rescind such designations, so long as the Company shall at all times maintain an Office or Agency for such purposes, and so long as there shall at all times be at least one Security Registrar, Conversion Agent, Paying Agent and transfer agent for the Notes, in the Borough of Manhattan, The City of New York.

         Section 209. Redemption; Repurchase at the Option of the Holders.. (a) The Notes shall be subject to redemption at the option of the Company as provided in Article Five of this First Supplemental Indenture. There shall be no sinking fund or analogous provision with respect to the Notes.

         (b) The Company shall be obligated to repurchase the Notes at the option of the Holders as provided in Article Six of this First Supplemental Indenture.

         Section 210. Denominations. The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000.

         Section 211. Conversion. The Notes shall be convertible into Common Stock at the option of the Holders as provided in Article Four of this First Supplemental Indenture. For purposes of Section 901(11) of the Original Indenture, it is expressly understood and agreed that a supplemental indenture of the nature contemplated by Section 411 of this First Supplemental Indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Notes.

         Section 212. Payable in Dollars. The principal of, premium, if any, and interest on the Notes (including, without limitation, the Change of Control Repurchase Price and the Redemption Price) shall be payable in Dollars.

         Section 213. Payments of Interest by Wire Transfer; Payments of Interest on Global Notes. (a) Anything in the Indenture (including, without limitation, the provisions of the penultimate paragraph of Section 307 of the Original Indenture) or the Notes to the contrary notwithstanding, a Holder of $5,000,000 or more in aggregate principal amount of Notes in definitive certificated form will be entitled to receive interest payments on any Interest Payment Date by wire transfer of immediately available funds to an account at a bank located in the United States of America designated by the Holder (provided that such bank has appropriate facilities therefor) if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee will remain in effect until revoked by such Holder or by a subsequent Holder of such Notes.

         (b) Anything in the Indenture (including, without limitation, the provisions of the penultimate paragraph Section 307 of the Original Indenture) or the Notes to the contrary notwithstanding, payments of the principal of, premium, if any and interest on Global Notes (including, without limitation, the Change of Control Repurchase Price and the Redemption Price) shall be made in accordance with the procedures of the Depository as in effect from time to time, which procedures currently require that such payments be made by wire transfer of immediately available funds.

         Section 214. Waiver of Covenants. The provisions of Section 1008 of the Original Indenture shall not be applicable with respect to any of the covenants set forth in this First Supplemental Indenture.

         Section 215. Defeasance and Covenant Defeasance; Satisfaction and Discharge. The first and third paragraphs of Section 401 of the Original Indenture are amended and restated, but only insofar as relates to the Notes, as provided in Section 301 of this First Supplemental Indenture. The Notes will not be subject to defeasance or covenant defeasance pursuant to Section 402 of the Original Indenture and Section 402 of the Original Indenture shall not be applicable to the Notes.

         Section 216. Events of Default. Section 501 of the Original Indenture is hereby amended and supplemented, but only insofar as relates to the Notes, as provided in Section 302 of this First Supplemental Indenture.

         Section 217. Subordinated Securities. The Notes are a series of Subordinated Securities, the terms pursuant to which the Notes are made subordinate in right of payment to Senior Indebtedness are set forth in Article Seven of this First Supplemental Indenture, the definition of

Senior Indebtedness which is applicable with respect to the Notes is set forth in Article One of this First Supplemental Indenture and, Article Seven of this First Supplemental Indenture, together with the definitions of Senior Indebtedness and Designated Senior Indebtedness set forth in Article One hereof, constitute the Subordination Provisions with respect to the Notes.

         Section 218. Overdue Amounts. To the extent that any provision of the Indenture or the Notes provides for the payment of interest on overdue principal of, or premium, if any, or interest on, the Notes (whether payable in cash or shares of Common Stock and including, without limitation, the Change of Control Repurchase Price and the Redemption Price), then, to the extent permitted by law, interest on such overdue principal, premium, if any, and interest shall accrue, from the date such overdue amount was originally due to the date of payment of such overdue amount, at an interest rate per annum equal to the sum of the rate of interest borne by the Notes plus 1%, compounded semi-annually. All such interest on overdue amounts shall be payable on demand.

         Section 219. Other Terms. The Notes shall have such other terms and provisions as are set forth in the form of certificate evidencing the Notes attached hereto as Annex A, all of which terms and provisions are incorporated by referenced in and made a part of this First Supplemental Indenture as if set forth in full herein.

                                 ARTICLE THREE

                           AMENDMENTS TO THE INDENTURE

         Section 301. Amendment to Section 401 of the Original Indenture. The first paragraph of Section 401 of the Original Indenture is hereby amended and restated, but only insofar as relates to the Notes, to read in full as follows:

                  "Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to the Notes, and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to the Notes, when

                  (1)      either

                           (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                           (b) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable at their Final Maturity Date, or (ii) have become due and payable on a Redemption Date, and the Company, in the case of (b)(i) or (b)(ii) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for such purpose, money in Dollars in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including the principal of, and premium, if any, and interest on such Notes, to such Final Maturity Date or Redemption Date, as the case may be;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Notes; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to the Notes have been complied with."

         The third paragraph of Section 401 of the Original Indenture is hereby amended and restated, but only insofar as relates to the Notes, to read in full as follows:

                  "Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Company and Trustee with respect to the Notes under Sections 305, 306, 403, 404, 1002 and 1003 shall survive."

         Upon satisfaction and discharge of the Indenture as to the Notes pursuant to Section 401 of the Original Indenture, as amended by this First Supplemental Indenture, all rights of the Holders of the Notes to convert Notes into Common Stock or other securities or property pursuant to Article Four of this First Supplemental Indenture and to require the Company to repurchase Notes following a Change of Control pursuant to Article Six of this First Supplemental Indenture shall terminate; provided that, in the case of satisfaction and discharge pursuant to clause (1)(b)(i) of the first paragraph of this Section, such satisfaction and discharge shall not be effective until immediately after the close of business on the Final Maturity Date and, in the case of satisfaction and discharge pursuant to clause (1)(b)(ii) of the first paragraph of this Section, such satisfaction and discharge shall not be effective until immediately after the close of business on the applicable Redemption Date, as the case may be.

         Section 302. Amendment to Section 501 of the Original Indenture.
Section 501 of the Original Indenture is hereby amended and restated, but only insofar as relates to the Notes, by adding the following additional Event of Default and, for such purpose, clause (9) of Section 501 of the Indenture is hereby amended and restated, but only insofar as relates to the Notes, to read in full as follows:

                  "(9)     any failure by the Company to give the notice
         required by Section 601(c) of the First Supplemental Indenture regarding any Change of Control (as defined in the First Supplemental Indenture) within 30 days after the occurrence of such Change of Control."

         Section 303. Amendment to Section 802 of the Original Indenture.
Section 802 of the Original Indenture is hereby amended, but only insofar as relates to the Notes, by deleting the words "and thereafter, except in the case of a lease," therefrom and replacing such deleted text with the following:

         "and thereafter, except in the case of a lease and except for such obligations as the predecessor Person may have under a supplemental indenture entered into pursuant to Section 411 of the First Supplemental Indenture,"

                                  ARTICLE FOUR

                                   CONVERSION

         Section 401. Conversion Right and Conversion Price. Subject to and upon compliance with the provisions of this Article Four, at the option of the Holder thereof, any Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the Final Maturity Date of the Notes.

         In case a Note or portion thereof is called for redemption, such conversion right in respect of the Note or the portion so called for redemption shall expire at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of a Change of Control for which the Holder exercises its repurchase right with respect to a Note or portion thereof by delivering a Change of Control Repurchase Notice as contemplated by Section 601(d), the conversion right in respect of such Note or portion thereof, as the case may be, shall not exercisable except to the extent that such Holder shall have withdrawn such Change of Control Repurchase Notice prior to the close of business on the applicable Change of Control Repurchase Date by delivery of a written notice of withdrawal in accordance with Section 602 hereof.

         The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall be initially equal to $32.95 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in paragraphs (a), (b), (c), (d), (e), (f), (h) and (i) of Section 404 and in Section 412 hereof. The number of shares of Common Stock issuable upon conversion of a Note (or portions thereof) shall be equal to the amount obtained by dividing the principal amount of such Note (or portion thereof) being converted by the Conversion Price as in effect at the time of conversion and rounding the quotient to the nearest 1/100th of a share, with 5/1,000ths of a share rounded upwards.

         Section 402. Exercise of Conversion Right. To exercise the conversion right, the Holder of any Note to be converted shall surrender such Note duly endorsed or assigned to the Company or in blank, at the office of any agent appointed by the Company for such purpose from time to time (each, a "Conversion Agent"), accompanied by a duly signed conversion notice substantially in the form attached to form of Note appearing as Annex A hereto stating that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Notwithstanding any provisions of this Article Four or the Notes to the contrary, the right to convert any Global Note (or portion thereof), including the giving of the aforesaid conversion notice and the surrender of Global Notes (or portions thereof) for conversion, shall be exercised in accordance with the Depository's customary procedures as in effect from time to time.

         Except as set forth in the following paragraph, no adjustment or payment will be made on conversion of any Notes for interest accrued thereon. The Company's delivery to a Holder of the full number of shares of Common Stock into which a Note is convertible, together with any cash payment for fractional shares, shall be deemed to satisfy the Company's obligation to pay the principal of such Note and, except as set forth in the following paragraph, to satisfy the Company's obligation to pay accrued interest on such Note attributable to the period from the most recent Interest Payment Date to the conversion date.

         Notwithstanding the provisions described in the immediately preceding paragraph or any other provisions of the Indenture or the Notes to the contrary, if any Notes are converted after the close of business on a Regular Record Date for the payment of interest on the Notes and on or prior to the next succeeding Interest Payment Date for the Notes, the Persons who were the Holders of such Notes at the close of business on such Regular Record Date shall receive the interest payable on such Notes on such Interest Payment Date (being the full amount of interest accrued to such Interest Payment Date) notwithstanding such conversion. Notes converted after the close of business on any Regular Record Date for the payment of interest on the Notes but prior to the opening of business on the next succeeding Interest Payment Date for the Notes shall, upon surrender for conversion, be accompanied by funds in an amount equal to the amount of interest payable on such Interest Payment Date on the principal amount of Notes being surrendered for conversion; provided, however, that if such Notes have been called for redemption on a Redemption Date that occurs after such Regular Record Date and on or prior to the third Business Day after such Interest Payment Date, no such payment shall be required.

         Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall cause to be issued and delivered to the applicable Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with cash payment in lieu of any fraction of a share as provided in Section 403 hereof.

         In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee or an Authenticating Agent shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the unconverted portion of such Notes.

         Section 403. Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share, with 5/1,000ths of a share being rounded upwards) in an amount equal to the same fraction of the Closing Price per share of the Common Stock as of the Trading Day immediately preceding the date of conversion (rounded to the nearest cent, with one-half of one cent rounded upwards).

         Section 404. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustments, calculated by the Company, from time to time as follows:

         (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

                  (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 404(g)) fixed for such determination, and

                  (ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. Such reduction shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 404(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (c) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the

Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such Record Date by a fraction:

                  (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at such Current Market Price, and

                  (2) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Record Date had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and any amount payable on exercise thereof, the value of such consideration if other than cash to be determined by the Board of Directors of the Company.

         (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company (other than any dividends or distributions to which Section 404(a) applies) or evidences of indebtedness, cash or other assets (including securities, but excluding (1) any rights or warrants referred to in Section 404(c), (2) dividends or distributions of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company resulting in a change in the Conversion Price pursuant to Section 412 hereof, (3) any stock, securities or other property or assets (including cash) distributed in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to Section 411 hereof, and (4) dividends and distributions paid exclusively in cash (the securities and other property and assets (including cash) described in foregoing clauses (1), (2), (3) and (4) hereinafter in this Section 404(d) called the "excluded property"), then, in each such case, subject to the second succeeding paragraph of this Section 404(d), the Conversion Price shall be adjusted so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such dividend or distribution by a fraction:

                  (1) the numerator of which shall be the Current Market Price on such Record Date less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and set forth in a Board Resolution) on such Record Date of the portion of the Capital Stock, indebtedness, cash or other assets, including securities, so distributed (other than excluded property) applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date), and

                  (2)      the denominator of which shall be such Current Market
         Price.

Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then fair market value (as so determined) of the portion of the Capital Stock, indebtedness, cash or other assets, including securities, so distributed (other than excluded property) applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of Capital Stock, indebtedness, cash and other assets, including securities, so distributed (other than excluded property) that such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         If the Board of Directors of the Company determines the fair market value of any dividend or distribution for purposes of this Section 404(d) by reference to the actual or when issued trading market for any securities comprising all or part of such dividend or distribution (other than excluded property), it must in so doing consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 404(g) to the extent possible, unless the Board of Directors of the Company in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holders.

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (each, a "Trigger Event"):

                  (i) are deemed to be transferred with such shares of Common Stock;

                  (ii)     are not exercisable; and

                  (iii) are also issued in respect of future issuances of Common Stock,

shall be deemed not to have been distributed for purposes of this Section 404(d) (and no adjustment to the Conversion Price under this Section 404(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of any such rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 404(d):

                  (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and

                  (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

         For purposes of this Section 404(d) and Sections 404(a), 404(b) and 404(c), any dividend or distribution to which this Section 404(d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 404(b) applies, or the issuance of rights or warrants to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) to which Section 404(c) applies (or any combination thereof), shall be deemed instead to be:

                  (1) a dividend or distribution of the evidences of indebtedness, assets, shares of Capital Stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 404(a), 404(b) and 404(c) apply, respectively (and any Conversion Price reduction required by this Section 404(d) with respect to such dividend or distribution shall then be made), immediately followed by

                  (2) a dividend or distribution of such shares of Common Stock, such subdivision or combination or the issuance of such rights or warrants (and any further Conversion Price reduction required by Sections 404(a), 404(b) and 404(c) with respect to such dividend or distribution, subdivision or combination or issuance of such rights or warrants shall then be made), except:

                           (A)      the Record Date of such dividend or
                  distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date (as defined in Section

                  404(g)) fixed for such determination" and "Record Date" within the meaning of Section 404(a), (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" and "the day upon which such subdivision or combination becomes effective" within the meaning of Section 404(b), and (z) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants" and the "Record Date" within the meaning of Section 404(c), and

                           (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the Record Date (as defined in Section 404(g)) fixed for such determination" within the meaning of Section 404(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

         (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to Section 411 hereof or as part of a distribution referred to in Section 404(d) hereof), in an aggregate amount that, combined together with:

                  (1) the aggregate amount of any other such dividends or distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment to the Conversion Price pursuant to this Section 404(e) has been made, and

                  (2) the aggregate amount of any cash plus the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and set forth in a Board Resolution) of other consideration payable in respect of any tender offers by the Company or any of its Subsidiaries for all or any portion of the Common Stock that expired within the 12 months preceding the date of such distribution and in respect of which no adjustment to the Conversion Price pursuant to Section 404(f) hereof has been made, exceeds 5% of the product of the Current Market Price (determined as provided in Section 404(g)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then and in each such case, immediately after the close of business on such Record Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

                  (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of
         (x) the excess of such combined amount over such 5%, and (y) the number of shares of Common Stock outstanding on the Record Date, and

                  (ii) the denominator of which shall be equal to the Current Market Price on such date.

         However, in the event that the amount computed pursuant to clause (i) of the immediately preceding paragraph shall be zero or a negative number then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (f) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with:

                  (1) the aggregate amount of the cash plus the aggregate fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender offer, of any other consideration payable in respect of any other tender offers by the Company or any of its Subsidiaries for all or any portion of the Common Stock that expired within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment to the Conversion Price pursuant to this Section 404(f) has been made, plus

                  (2) the aggregate amount of any dividends or distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment to the Conversion Price pursuant to Section 404(e) has been made, exceeds 5% of the product of the Current Market Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

                           (i) the numerator of which shall be the product of the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

                           (ii)     the denominator of which shall be the sum of
                  (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

         Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company or any such Subsidiary, as the case may be, is obligated to purchase shares pursuant to any such tender offer, but the Company or any such Subsidiary, as the case may be, is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this
Section 404(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 404(f).

         (g) For purposes of this Section 404, the following terms shall have the meanings indicated:

                  (1) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

                  (i) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 404(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

                  (ii) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 404(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

                  (iii) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or
         (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors of the Company in a manner consistent with any determination of such value for purposes of
         Section 404(d) or (f), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of Capital Stock or other assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 404(f), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 404(a), (b), (c), (d), (e) or
         (f) occurs on or after the Expiration Time for the tender offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event.

         For purposes of this paragraph, the term "ex" date, when used:

                           (A)      with respect to any issuance or
                  distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

                           (B)      with respect to any subdivision or
                  combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

                           (C) with respect to any tender offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

                  Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 404, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 404 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors of the Company.

                  (2) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                  (3) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

         (h) The Company may make such reductions in the Conversion Price, in addition to those required by Section 404(a), (b), (c), (d), (e) or (f) and
Section 412, as the Board of Directors of the Company considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors of the Company determines in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Security Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

         (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this Section 404(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Four shall be made by the Company and shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be, with one-half of one cent and 5/1000ths of a share being rounded upwards. No adjustment need be made for a change in the par value or no par value of the Common Stock.

         (j) In any case in which this Section 404 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment, and
(ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 403 hereof.

         (k) For purposes of this Section 404, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution of any kind on shares of Common Stock held in the treasury of the Company.

         Section 405. Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 404(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Security Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         Section 406. Notice Prior to Certain Actions. In case at any time after the date hereof:

                  (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

                  (2) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class (or of securities convertible into shares of Capital Stock of any class) or of any other rights;

                  (3) there shall occur any reclassification or change of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer, lease, disposition or other conveyance of all or substantially all of the properties and assets of the Company; or

                  (4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be provided to the Trustee, each Conversion Agent and all Holders in accordance with Sections 105 and 106 of the Original Indenture, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

                  (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

                  (B) the date on which such reclassification, change, merger, consolidation, statutory share exchange, combination, sale, transfer, lease, disposition or other conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, change, merger, consolidation, statutory share exchange, sale, transfer, lease, disposition or other conveyance, dissolution, liquidation or winding up.

         Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 406.

         Section 407. Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights and other similar rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all Notes outstanding.

         Section 408. Taxes on Conversions. Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty or has established to the satisfaction of the Company that such tax or duty has been paid.

         Section 409. Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be duly authorized, validly issued fully paid and nonassessable and free of all preemptive and other similar rights and, except as provided in
Section 408, the Company will pay all taxes, liens and charges with respect to the issue thereof.

         Section 410. Cancellation of Converted Notes. All Notes delivered for conversion shall be delivered to the Trustee to be cancelled by the Trustee as provided in Section 309 of the Original Indenture.

         Section 411. Effect of Reclassification, Consolidation, Merger or Sale. If any of following events occur, namely:

                  (1) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

                  (2) any merger, consolidation, statutory share exchange or combination of the Company with or into another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or

                  (3) any sale, transfer, disposition or other conveyance of all or substantially all the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, the Company or the successor or transferee Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) that such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, assuming that such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance; provided, however, that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 411 the kind and amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Four. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or transferee Person, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article Six hereof.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Security Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section 411 shall similarly apply to successive reclassifications, changes, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

         If this Section 411 applies to any event or occurrence, Section 404 hereof shall not apply.

         Section 412. Adjustment for Other Distributions. If the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Price shall be adjusted in accordance with the formula:

         P'       =        P x 1/(1 + F/M)

where:

         P'       =        the adjusted Conversion Price.

         P        =        the current Conversion Price.

         M        =        the average of the Post-Distribution Prices of the
Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the principal United States exchange or market which the Common Stock is then listed or quoted (the "Ex-Dividend Date").

         F        =        the fair market value of the securities distributed
in respect of each share of Common Stock, which shall mean the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Post-Distribution Prices of those securities for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date.

         "Post-Distribution Price" of Capital Stock or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "when issued" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated; provided that if on any date such units have not traded on a "when issued" basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "regular way" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations, which reflect the post-distribution value of the Capital Stock or equity interests, as it considers appropriate.

         Section 413. Responsibility of Trustee for Conversion Provisions. The Trustee, subject to the provisions of Article Six of the Original Indenture, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed in making the same. Neither the Trustee, subject to the provisions of Article Six of the Original Indenture, nor any Conversion Agent shall be accountable with respect to the validity or value of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee, subject to the provisions of Article Six of the Original Indenture, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Article Six of the Original Indenture, and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article Four.

                                  ARTICLE FIVE

                REDEMPTION OF NOTES AT THE OPTION OF THE COMPANY

         Section 501. Right to Redeem. The Company, at its option, may redeem the Notes on the terms and subject to the conditions set forth in the form of the Note attached hereto as Annex A and Article Eleven of the Original Indenture. Notes may be redeemed in principal amounts of $1,000 and integral multiples of $1,000. The Redemption Prices of the Notes are as set forth in Annex A hereto.

         If any Note selected for partial redemption is converted into Common Stock in part before the applicable Redemption Date, the converted portion of such Note shall be deemed (so far as may be) to be taken from the portion selected for redemption. Notes that have been converted during a selection of Notes to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

         Section 502. Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Holders of such Notes, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Notes, is not less than the Redemption Price of such Notes plus accrued and unpaid interest on such Notes (to the extent that such interest is payable to the Holders entitled to receive the Redemption Price). Notwithstanding anything to the contrary contained in this Article Five or Article Eleven of the Original Indenture, the obligation of the Company to pay the Redemption Price of plus accrued and unpaid interest on such Notes (to the extent that such interest is payable to the Holders entitled to receive the Redemption Price) shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Notes called for redemption and not duly surrendered for conversion by the Holders thereof prior to the applicable Redemption Date may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Four hereof) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Notes are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in the Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under the Indenture.

                                  ARTICLE SIX

                         PURCHASE OF NOTES AT OPTION OF
                        THE HOLDER UPON CHANGE OF CONTROL

         Section 601. Repurchase of Notes at Option of the Holder upon Change of Control.

         (a) If there shall have occurred a Change of Control, all or any portion of the Notes of any Holder equal to $1,000 or a whole multiple of $1,000 in principal amount shall be repurchased by the Company, at the option of such Holder, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, together with accrued and unpaid interest to the repurchase date (the "Change of Control Repurchase Price"), on the date (the "Change of Control Repurchase Date") that is 45 days after the date the Company gives the notice required under Section 601(c) (or if such 45th day is not a Business Day, the next succeeding Business Day); provided, however, that installments of interest on Notes whose Stated Maturity is on or prior to the Change of Control Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of
Section 307 of the Original Indenture.

         Subject to the fulfillment by the Company of the conditions set forth in Section 601(b) hereof, the Company may elect to pay the Change of Control Repurchase Price (including accrued and unpaid interest, if any) in Common Stock by delivering the number of shares of Common Stock equal to (i) the Change of Control Repurchase Price (including accrued and unpaid interest, if any) divided by (ii) 95% of the average of the Closing Prices per share of Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Change of Control Repurchase Date.

         Whenever in this First Supplemental Indenture (including Annex A hereto), the Original Indenture or the Notes there is a reference, in any context, to the principal of or (to the extent that the Change of Control Purchase Price shall include accrued interest) interest on any Note as of any time, such reference shall be deemed to include reference to the Change of Control Repurchase Price payable in respect to such Note to the extent that such Change of Control Repurchase Price is, was or would be so payable at such time (and regardless of whether the Change of Control Repurchase Price is payable in cash or shares of Common Stock) and, if the

Company shall have elected pay the Change of Control Repurchase Price in shares of Common Stock, any references to cash, funds or monies which have been or are to be deposited or paid to pay the Change of Control Repurchase Price shall be deemed to include, mutatis mutandis, a reference to the shares of Common Stock plus cash in lieu of fractional shares delivered or to be delivered to pay such Change of Control Repurchase Price, and express mention of the Change of Control Repurchase Price or the payment thereof in shares of Common Stock in any provision of this First Supplemental Indenture, the Original Indenture or the Notes shall not be construed as excluding the Change of Control Repurchase Price or any shares of Common Stock delivered or to be delivered to pay the Change of Control Repurchase Price in those provisions of this First Supplemental Indenture, the Original Indenture or the Notes when such express mention is not made; provided, however, that for purposes of Article Seven of this First Supplemental Indenture such references shall be deemed to include reference to the Change of Control Repurchase Price only to the extent that the Change of Control Purchase Price is payable in cash.

         (b) The following are conditions to the Company's election to pay for the Change of Control Repurchase Price in Common Stock:

                  (i) The shares of Common Stock to be issued upon repurchase of Notes hereunder:

                           (A) shall not require registration under the Securities Act or any other federal securities law before such shares may be freely transferred by the recipients of such shares without restriction under the Securities Act or any other federal securities law or, if such registration is required, such registration shall be completed and shall become effective prior to the Change of Control Repurchase Date, no stop orders or similar orders shall be in effect with respect to such registration and such shares shall be freely transferable by the recipients of such shares (other than any such recipients which are "affiliates" (as defined in Rule 144 under the Securities Act) of the Company) without restriction under the Securities Act or any other federal securities laws or the need for delivery of a prospectus under the Securities Act or any other federal securities laws; and

                           (B) shall not require registration with, qualification under, or approval of, any governmental authority under any state securities law or any other state or federal law before shares may be validly issued or delivered upon repurchase or if such registration is required or such qualification or approval must be obtained, such registration shall be completed or such qualification or approval shall be obtained prior to the Change of Control Repurchase Date and no stop order or other similar order shall be in effect with respect to any such registration, qualification or approval.

                  (ii) The shares of Common Stock to be issued upon repurchase of Notes shall have been listed or approved for listing on the principal national securities exchange or shall have been approved for quotation on the principal national securities quotation system upon which the other outstanding shares of the Company's Common Stock shall at the time be listed or quoted, as the case may be, in either case prior to the Change of Control Repurchase Date; and

                  (iii) All shares of Common Stock which may be issued upon repurchase of Notes will be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly authorized and issued and fully paid and nonassessable and free of any preemptive or similar rights.

         If any of the conditions set forth in clauses (i) through (iii) of this
Section 601(b) are not satisfied in accordance with the terms thereof, the Change of Control Repurchase Price shall be paid by the Company only in cash. The Company may not change the form of consideration to be paid for the Notes on any Change of Control Repurchase Date once it has given the notice pursuant to
Section 601(c) except as described in the first sentence of this paragraph.

         (c) Prior to or on the 30th day after the occurrence of a Change of Control, the Company or, at the written request of the Company given to the Trustee on or prior to the 15th day after such occurrence and at the expense of the Company, the Trustee shall give to all Holders of Notes, in the manner provided in Section 106 of the Original Indenture, notice of the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice to the Trustee. The notice shall include a form of Change of Control Repurchase Notice to be completed by the Holder of Notes and shall state:

                  (1) briefly, the events causing a Change of Control and the date of such Change of Control;

                  (2) the date by which the Change of Control Repurchase Notice pursuant to this Section 601(d) must be given;

                  (3)      the Change of Control Repurchase Date;

                  (4) the Change of Control Repurchase Price and whether the Change of Control Repurchase Price will be payable in cash or Common Stock;

                  (5) the name and address in the Borough of Manhattan, The City of New York (and in any additional locations) of the Trustee and the Conversion Agent where Notes may be surrendered for repurchase or conversion;

                  (6)      the Conversion Price and any adjustments thereto;

                  (7) that Notes as to which a Change of Control Repurchase Notice has been given may be converted pursuant to Article Four hereof only if the Change of Control Repurchase Notice has been withdrawn in accordance with the terms of this First Supplemental Indenture prior to the close of business on the Change of Control Repurchase Date;

                  (8) that Notes must be surrendered to the Trustee to collect the Change of Control Repurchase Price;

                  (9) that the Change of Control Repurchase Price for any Note as to which a Change of Control Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control Repurchase Date and the time of surrender of such Note as described in (8) above;

                  (10) briefly, the procedures the Holder must follow to exercise its rights under this Section 601;

                  (11)     briefly, the conversion rights of the Notes;

                  (12) the procedures for withdrawing a Change of Control Repurchase Notice and the deadline for such withdrawals;

                  (13) that, unless the Company defaults in making payment of such Change of Control Repurchase Price, interest on Notes submitted for repurchase will cease to accrue on and after the Change of Control Repurchase Date; and

                  (14)     the CUSIP number of the Notes.

         (d) A Holder may exercise its rights specified in Section 601(a) hereof upon delivery of a written notice of purchase (a "Change of Control Repurchase Notice"), substantially in the form attached to the form of Note appearing as Annex A hereto, to the Trustee at any time prior to the close of business on the Change of Control Repurchase Date, stating:

                  (1) the certificate number of the Note which the Holder will deliver to be purchased;

                  (2) if less than the entire principal amount of the Note is to be repurchased, the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                  (3) that such Note shall be purchased pursuant to Article Six of this First Supplemental Indenture.

         The delivery of such Note to the Trustee prior to, on or after the Change of Control Repurchase Date (together with all necessary endorsements) at the offices of the Trustee in the Borough of Manhattan, The City of New York (or at any additional office of the Trustee which may be designated for such purpose) shall be a condition to the receipt by the Holder of the Change of Control Repurchase Price therefor; provided, however, that such Change of Control Repurchase Price shall be so paid pursuant to this Section 601 only if the Note so delivered to the Trustee shall conform in all respects to the description thereof set forth in the related Change of Control Repurchase Notice.

         Notwithstanding any provisions of this Article Six or the Notes to the contrary, the right to require the Company to repurchase any Global Note (or portion thereof) upon a Change of Control, including the giving of the Change of Control Repurchase Notice and the surrender of such Global Note (or portions thereof) for repurchase, shall be exercised in accordance with the Depository's customary procedures as in effect from time to time.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 601, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this First Supplemental Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of a Note.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 601 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change of Control Repurchase Date and the time of delivery of the Note to the Trustee in accordance with this Section 601.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee the Change of Control Repurchase Notice contemplated by this
Section 601(d) shall have the right to withdraw such Change of Control Repurchase Notice at any time prior to the close of business on the Change of Control Repurchase Date by delivery of a written notice of withdrawal to the Trustee in accordance with Section 602.

         The Trustee shall promptly notify the Company of the receipt by it of any Change of Control Repurchase Notice or written withdrawal thereof.

         Section 602. Effect of Change of Control Repurchase Notice. Upon receipt by the Trustee of a Change of Control Repurchase Notice specified in
Section 601(d), the Holder of the Note in respect of which such Change of Control Repurchase Notice was given shall (unless such Change of Control Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Change of Control Repurchase Price with respect to such Note. Such Change of Control Repurchase Price shall be paid to such Holder, subject to receipts of funds and/or shares of Common Stock, as the case may be, by the Trustee, promptly following the later of (x) the Change of Control Repurchase Date with respect to such Note (provided, that the conditions in Section 601(d) have been satisfied), and (y) the time of delivery of such Note to the Trustee by the Holder thereof in the manner required by
Section 601(d). In the event that the Company shall elect to pay the Change of Control Repurchase Price in shares of Common Stock, then a Holder entitled to receive shares of Common Stock upon such repurchase shall be treated for all purposes as the record holder of such shares as of immediately prior to the close of business on the Change of Control Repurchase Date.

         Notes (or portions of Notes) in respect of which a Change of Control Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article Four hereof after the delivery of such Change of Control Repurchase Notice unless such Change of Control Repurchase Notice has been withdrawn as specified in the following two paragraphs, except for, in the case of any Note which such Change of Control Repurchase Notice indicates is to be surrendered for repurchase in part, the portion thereof that is not to be surrendered for repurchase.

         A Change of Control Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the offices of the Trustee in the Borough of Manhattan, The City of New York (or at any additional office of the Trustee which may be designated for such purpose) at any time prior to the close of business on the Change of Control Repurchase Date specifying:

                  (1) the certificate number of the Note in respect of which such notice of withdrawal is being submitted,

                  (2) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

                  (3) the principal amount, if any, of such Note which remains subject to the original Change of Control Repurchase Notice and which has been or will be delivered for purchase by the Company.

         Notwithstanding any provisions of this Article Six or the Notes to the contrary, a Change of Control Repurchase Notice given in respect of any Global Note (or portions thereof) may be withdrawn in accordance with the Depository's customary procedures as in effect from time to time.

         Section 603. Deposit of Change of Control Repurchase Price. Prior to 10:00 a.m. (New York City time) on the Business Day following the Change of Control Repurchase Date the Company shall deposit with the Trustee an amount of money (in immediately available funds if deposited on such Business Day) or Common Stock (together with cash in lieu of fractional shares), if permitted hereunder, sufficient to pay the aggregate Change of Control Repurchase Price of all the Notes or portions thereof as to which a Change of Control Repurchase Notice has been duly delivered and not withdrawn as provided in Section 601.

         Section 604. Notes Purchased in Part. Any Note which is to be purchased only in part shall be surrendered at the office of the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee or an Authenticating Agent shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denominations as requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

         Section 605. Covenant to Comply with Securities Laws upon Purchase of Notes. In connection with any offer to purchase or repurchase of Notes under
Section 601 hereof, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1, to the extent applicable, and any other applicable tender offer rules under the Exchange Act which may then be applicable, (ii) file the related schedule TO or other schedule or form if so required under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Article Six to be exercised at the times and in the manner specified in this Article Six.

         Section 606. Repayment to the Company. Notwithstanding the provisions of the last paragraph of Section 1003 of the Original Indenture, to the extent that the aggregate amount of cash and/or shares of Common Stock, as the case may be, deposited by the Company pursuant to Section 603 exceeds the aggregate Change of Control Repurchase Price of the Notes or portions thereof as to which Change of Control Repurchase Notices have been received and not withdrawn, then promptly after the Business Day following the Change of Control Repurchase Date, the Trustee shall, upon receipt of a Company Request therefor (which shall set forth in reasonable detail the calculations necessary to determine such excess), return any such excess to the Company. The provisions of the last paragraph of Section 1003 of the Original Indenture shall otherwise apply to any money and shares of Common Stock deposited with the Trustee or any Paying Agent to pay the Change of Control Repurchase Price.

         Section 607. Fractions of Shares. If the Company shall be entitled to pay the Change of Control Repurchase Price in shares of Common Stock, no fractional shares of Common Stock shall be issued. If more than one Note shall be surrendered for repurchase by the same Holder, the number of full shares which shall be issued upon repurchase shall be computed upon the basis of the aggregate principal amount of Notes (or specified portions thereof) so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issued upon repurchase of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect to such fraction (calculated to the nearest 1/100th of a share, with 5/1,000ths of a share being rounded upwards) in an amount equal to the same fraction of the Closing Price per share of Common Stock as of the Trading Date immediately preceding the applicable Change of Control Repurchase Date (rounded to the nearest cent, with one-half of a cent rounded upwards).

                                  ARTICLE SEVEN

                                  SUBORDINATION

         Section 701. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the payment of the principal of, premium, if any, and interest on the Notes (including, without limitation, the Change of Control Repurchase Price and the Redemption Price) and any other amounts payable by the Company under the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Seven, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness (whether outstanding on the date of this First Supplemental Indenture or thereafter created, incurred, assumed or Guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

         Section 702. Liquidation; Dissolution; Bankruptcy. In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company, the holders of Senior Indebtedness will be entitled to receive payment in full, in cash or cash equivalents, of all Senior Indebtedness, or provision shall be made for such payment in full, in cash or cash equivalents, before the Holders of Notes will be entitled to receive any payment or distribution of any kind or character (other than any payment or distribution in the form of equity securities or subordinated securities of the Company or any successor obligor that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to at least the same extent as the Notes are so subordinated (such equity securities or subordinated securities hereinafter being

"Permitted Junior Securities")) on account of principal of, or premium, if any, or interest on the Notes; and, in any such case, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Junior Securities), by set-off or otherwise, to which the Holders of Notes or the Trustee would be entitled but for the provisions of this Article Seven shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. The consolidation of the Company with or merger of the Company into another Person or the liquidation or dissolution of the Company following the sale, assignment, transfer or other conveyance (other than through a lease) of all or substantially all of its properties and assets to another Person upon the terms and conditions set forth in Article Eight of the Original Indenture, as amended by this First Supplemental Indenture, shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets or liabilities of the Company for the purposes of this Section 702 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires all or substantially all such properties and assets, as the case may be, shall as part of such consolidation, merger, sale, assignment, transfer or other conveyance comply with the conditions set forth in Article Eight of the Original Indenture, as amended by this First Supplemental Indenture.

         Section 703. Default on Designated Senior Indebtedness.

         (a) No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), may be made by or on behalf of the Company on account of principal of or premium, if any, or interest on the Notes or on account of the purchase, redemption or other acquisition of Notes upon the occurrence of any default in payment (whether at stated maturity, upon scheduled installment, by acceleration or otherwise) of any principal of or premium, if any, or interest on any Designated Senior Indebtedness beyond any applicable grace period (a "Payment Default") until such Payment Default shall have been cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents.

         (b) No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), may be made by or on behalf of the Company on account of principal of or premium, if any, or interest on the Notes or on account of the purchase, redemption or other acquisition of Notes during the period specified below (a "Payment Blockage Period") upon (i) the occurrence of any default or event of default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity of such Designated Senior Indebtedness may be accelerated (a "Non-Payment Default") and (ii) receipt by the Company of written notice thereof from the trustee or other representative of holders of such Designated Senior Indebtedness.

         The Payment Blockage Period will commence upon the date of receipt by the Company of such written notice from the trustee or such other representative of the holders of the Designated Senior Indebtedness in respect of which the Non-Payment Default exists and shall end on the earliest of:

                  (i) 179 days thereafter (unless the Designated Senior Indebtedness as to which the notice was given shall have been accelerated and such acceleration shall not have been rescinded, waived or annulled);

                  (ii) the date on which such Non-Payment Default is cured, waived or ceases to exist;

                  (iii) the date on which such Designated Senior Indebtedness is discharged in accordance with its terms or paid in full in cash or cash equivalents; or

                  (iv) the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee or the Company from the trustee or such other representative initiating such Payment Blockage Period, after which the Company will resume making any and all required payments in respect of the Notes, including any missed payments. In any event, not more than one Payment Blockage Period may be commenced during any period of 365 consecutive days. No Non-Payment Default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period, unless such Non-Payment Default has been cured or waived for a period of not less than 60 consecutive days subsequent to the commencement of such initial Payment Blockage Period.

         Section 704. Acceleration of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness or the trustee or other representative of the holders of Senior Indebtedness of the acceleration.

         Section 705. When Distribution Must Be Paid Over. In the event that, notwithstanding the provisions of Sections 702 and 703, any payment or distribution of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), shall be received by the Trustee or any Holder of Notes that is prohibited by such provisions, then and in such event such payment shall be held in trust for the benefit of, and shall be paid over and delivered by the Trustee or such Holder of Notes to, the trustee or any other representative of holders of Senior Indebtedness for application to Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or cash equivalents, after giving effect to any concurrent distribution to or for the holders of Senior Indebtedness.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Seven, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this First Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holder of Notes or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Seven, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

         Section 706. Notice by the Company. The Company shall promptly notify the Trustee and each Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Notes to violate this Article Seven, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article Seven.

         Section 707. Subrogation. After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness of the Company that ranks on a parity in right of payment with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article Seven to holders of Senior Indebtedness that otherwise would have been made to Holders of Notes is not, as between the Company and Holders of Notes, a payment by the Company of or on the Notes.

         Section 708. Relative Rights. This Article Seven defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall (i) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Notes (including, without limitation, the Change of Control Repurchase Price and Redemption Price) and any and all other amounts due on or in respect of the Notes in accordance with their terms, or to convert the Notes as provided in Article Four hereof in accordance with their terms; (ii) affect the relative rights of Holders and creditors of Holders other than their rights in relation to holders of Senior Indebtedness; or (iii) prevent the Trustee or any Holder from exercising its rights or remedies upon an Event of Default or an event that, with notice or lapse of time or both, would become an Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes on the terms and subject to the conditions set forth in this Article Seven. Failure by the Company to make any payment of principal, premium, if any or interest on or any other payment due in respect of the Notes (including, without limitation, any Change of Control Repurchase Price or Redemption Price) when due or within any applicable grace period, and any failure by the Company to deliver any shares of Common Stock or other securities or property (together with cash in lieu of fractional shares) which the Company is required to deliver upon conversion of any Notes when required to be so delivered or within any applicable grace period, in each case whether or not occurring during a Payment Blockage Period or other period during which the Company is prohibited from making payments on the Notes by operation of the provisions of this Article Seven, will result in an Event of Default with respect to the Notes and, thereafter, Holders of the Notes will have the right, on the terms and subject to the conditions provided in the Indenture, to accelerate the maturity of the Notes.

         Section 709. Subordination May Not Be Impaired by the Company. No right of any holder of Senior Indebtedness to enforce the subordination of the principal of, premium, if any, and interest on the Notes or any other amounts payable on the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this First Supplemental Indenture.

         Without in any way limiting the generality of this Section 709, to the fullest extent permitted by applicable law, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article Seven or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release, foreclose against or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company, any Subsidiary thereof or any other Person.

         Section 710. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of any Senior Indebtedness, the distribution may be made and the notice given to their trustee or representative.

         Upon any payment or distribution of assets of the Company referred to in this Article Seven, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of any such trustee or representative of holders of Senior Indebtedness or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amounts thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Seven.

         Section 711. Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Article Seven or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and any Paying Agent may continue to make payments on the Notes, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Notes to violate this Article Seven. Only the Company or a trustee or representative of holders of Senior Indebtedness may give the notice. Nothing in this Article Seven shall impair the claims of, or payments to, the Trustee under or pursuant to Section 606 of the Original Indenture.

         The Trustee and any Paying Agent, Conversion Agent, Registrar or transfer agent in respect of the Notes, in its individual or any other capacity, may hold Senior Indebtedness with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent, Registrar or transfer agent, as the case may be.

                                 ARTICLE EIGHT

                            MISCELLANEOUS PROVISIONS

         Section 801. Adoption, Ratification and Confirmation. The Original Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         Section 802. Conflicts with Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any duties under any provision of the Trust Indenture Act imposed hereon by Section 318(c) thereof, such required provision shall control.

         Section 803. Effect of Headings and Table of Contents. The Article and Section headings herein and the table of contents herein are for convenience only and shall not affect the construction hereof.

         Section 804. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         Section 805. Separability Clause. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

         Section 806. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Conversion Agent, any transfer agent and their successors under the Indenture, the Holders of the Notes and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

         Section 807. Governing Law. This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State.

         Section 808. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 809. Acceptance by Trustee. The Trustee accepts the amendments and supplements to the Original Indenture effected by, and the other terms and provisions of, this First Supplemental Indenture and agrees to execute the trusts created by the Original Indenture as hereby amended and supplemented, upon the terms and conditions set forth in the Indenture.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and, in the case of the Trustee, its corporate seal to be hereto affixed, all as of the day and year first written above.

                                           PERFORMANCE FOOD GROUP COMPANY


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                           BANK ONE TRUST COMPANY, N.A.,
                                           as Trustee


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

[SEAL]

Attest:


--------------------------------
Name:
Title:

                                                                         ANNEX A

                                  FORM OF NOTE

[THIS PARAGRAPH FOR INCLUSION IN GLOBAL NOTES ONLY--] THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE (AS DEFINED BELOW) AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.]

[THIS PARAGRAPH FOR INCLUSION IN GLOBAL NOTES ONLY--] UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.:  R-!
CUSIP No.: 713755 AA 4

                         PERFORMANCE FOOD GROUP COMPANY

                 5 1/2% Convertible Subordinated Notes due 2008

         Performance Food Group Company, a Tennessee corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to ? , or registered assigns, the principal sum of ? Dollars ($?) on October 16, 2008 (the "Final Maturity Date"), and to pay interest thereon from October 16, 2001 or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears on October 16 and April 16 of each year (each, an "Interest Payment Date"), commencing April 16, 2002, and at Maturity, at the rate of 5 1/2% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the October 1 or April 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Person who was the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Any principal of or premium, if any, or interest on this Note (whether payable in cash or shares of Common Stock and including, without limitation, the Change of Control Repurchase Price and the Redemption Price) which is not paid when due shall, to the extent permitted by law, bear interest from the date such amount was originally due to the date of payment of such overdue amount at an interest rate per annum equal to the sum of the rate of interest borne by this Note plus 1%, compounded semi-annually. All such interest on overdue amounts shall be payable on demand.

         Payment of the principal of and premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States; and provided, further, that a Holder of $5,000,000 or more in aggregate principal amount of Notes in definitive certificated form will be entitled to receive interest payments on any Interest Payment Date by wire transfer of immediately available funds to an account at a bank located in the United States of America designated by such Holder (provided that such bank has appropriate facilities therefor) if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee will remain in effect until revoked by such Holder or by a subsequent Holder of such Notes. Anything in the Indenture or the Notes to the contrary notwithstanding, payments of principal of, premium, if any, and interest on Global Notes shall be made in accordance with the procedures of Depository.

         This Note is one of a duly authorized issue of Securities of the Company (herein called the "Notes") issued and to be issued in one or more series under an Indenture dated as of October 16, 2001 (the "Original Indenture"), as amended and supplemented by the First Supplemental Indenture dated as of October 16, 2001 (the "First Supplemental Indenture"; the Original Indenture, together with the First Supplemental Indenture and any other indentures supplemental thereto, are herein called, collectively, the "Indenture"), each between the Company and Bank One Trust Company, N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited (subject to exceptions provided in the Indenture) in aggregate principal amount to $175,000,000, plus up to an additional $26,250,000 aggregate principal amount issuable upon exercise of the over-allotment option granted to the Underwriters in the Purchase Agreement.

         The payment of the principal of, premium, if any, and interest on, and any other amounts payable by the Company under, this Note is, to the extent and in the manner set forth in the Indenture, expressly subordinated in right of payment to all Senior Indebtedness (as defined in the First Supplemental Indenture) of the Company. This Note is issued subject to such provisions of the Indenture, and each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes and directs the Trustee on his behalf, as between the Holders of the Notes and the holders of Senior Indebtedness, to take such action as may be necessary or appropriate to effectuate such subordination as provided in the Indenture.

         The Notes are not redeemable prior to October 16, 2004. At any time on or after October 16, 2004, the Company may redeem the Notes for cash, in whole or from time to time in part, upon not less than 30 nor more than 60 days notice given to Holders of the Notes to be redeemed as provided in the Indenture, at the following Redemption Prices (expressed as percentages of the principal amount of the Notes to be redeemed), together with accrued and unpaid interest thereon to the applicable Redemption Date; provided that installments of interest on Notes whose Stated Maturity is on or prior to a Redemption Date shall be payable to the Holders of those Notes, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of the Indenture. The table below shows the Redemption Prices of the Notes, expressed as percentages of their principal amount, if redeemed during the following periods:

                                                                Redemption Price
                                                                ----------------

         From October 16, 2004 through October 15, 2005 ......      103.1429%
         From October 16, 2005 through October 15, 2006 ......      102.3571%
         From October 16, 2006 through October 15, 2007 ......      101.5714%
         Thereafter ..........................................      100.7857%

         The Notes will not be entitled to the benefit of any sinking fund.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and accrued and unpaid interest on the Notes may be declared due and payable or, in the case of certain Events of Default, shall automatically become due and payable, in each case in the manner and with the effect provided in the Indenture.

         If a Change of Control occurs, each Holder of Notes will have the right, on the terms and subject to the conditions set forth in the Indenture, to require the Company to repurchase all of such Holder's Notes, or any portion of those Notes in a principal amount of $1,000 or an integral multiple of $1,000, on the Change of Control Repurchase Date established as provided in the Indenture, at a Change of Control Repurchase Price equal to 100% of the principal amount of the Notes to be repurchased, together with accrued and unpaid interest thereon to the applicable Change of Control Repurchase Date; provided, however, that installments of interest on Notes whose Stated Maturity is on or prior to a Change of Control Repurchase Date shall be payable to the Holders of those Notes, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of the Indenture. The Company may, on the terms and subject to the conditions provided in the Indenture, elect to pay the Change of Control Repurchase Price in shares of Common Stock (as defined in the First Supplemental Indenture). A notice of a Change of Control will be given by the Company to the Holders as provided in the Indenture. To exercise the repurchase right, a Holder must deliver a written notice substantially in the form of the "Option of Holder to Elect Purchase on Change of Control" attached to this Note. Holders have the right to withdraw any Change of Control Repurchase Notice by delivering a written notice of withdrawal in accordance with the provisions of the Indenture prior to the close of business on the applicable Change of Control Repurchase Date. If the Company elects to pay the Change of Control Repurchase Price in shares of Common Stock, no fractional shares will be issued upon repurchase of Notes and, instead of any fractional share of Common Stock which would otherwise have been issued, the Company shall pay a cash adjustment as provided in the Indenture.

         The Notes are convertible at the option of the Holders thereof, at any time prior to close of business on the Final Maturity Date, into shares of Common Stock. Holders may convert Notes, in whole or in part, in the principal amount of $1,000 and integral multiples of $1,000. If a Note (or portion thereof) is called for redemption, the Holder of such Note (or such portion thereof) may convert such Note (or such portion thereof) at any time before the close of business on the Business Day immediately preceding the Redemption Date. A Note in respect of which the Holder thereof has delivered a Change of Control Repurchase Notice exercising the right of such Holder to require the Company to purchase such Note may be converted only if such notice is withdrawn in accordance with the terms of the Indenture prior to the close of business on the applicable Change of Control Repurchase Date. The initial Conversion Price shall be $32.95 per share of Common Stock, subject to adjustment in certain events described in the Indenture. The number of shares of Common Stock issuable upon conversion of a Note (or portion thereof) shall be equal to the amount obtained by dividing the principal amount of such Note (or portion thereof) being converted by the Conversion Price as in effect at the time of conversion and rounding the quotient as provided in the Indenture. No fractional shares will be issued upon conversion of Notes and, instead of any fractional share of Common Stock which would otherwise have been issued, the Company shall pay a cash adjustment as provided in the Indenture.

         To convert a Note, a Holder must (i) complete and manually sign a conversion notice substantially in the form attached to this Note and deliver such notice to the Conversion Agent, (ii) surrender such Note to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (iv) pay any transfer or similar tax if required pursuant to the provisions of the Indenture.

         In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes called for redemption by agreement with one or more investment banks or other purchasers. If such an agreement is entered into, any Notes called for redemption and not duly surrendered for conversion by the Holders thereof prior to the applicable Redemption Date may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and surrendered by such purchasers for conversion, all on the terms and subject to the conditions provided in the Indenture and subject to the payment by such purchasers of the Redemption Price for such Notes plus accrued and unpaid interest, if any.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed and to convert this Note in accordance with its terms and the terms of the Indenture.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the Office or Agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in the denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations set forth therein, the Notes are exchangeable for a like aggregate principal amount of Notes of authorized denominations as requested by the Holders surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture shall cease to be of further effect (subject to certain exceptions) with respect to the Notes when (1) either (A) all Notes previously authenticated and delivered have been delivered (subject to certain exceptions) to the Trustee for cancellation or (B) all Notes have become due and payable (i) at the Final Maturity Date or (ii) at a Redemption Date and, in the case of
(B)(i) or (B)(ii) above, the Company has irrevocably deposited with the Trustee money in an amount sufficient to pay and discharge the entire indebtedness on all such Notes not theretofore delivered to the Trustee for cancellation, and
(2) the Company satisfies certain other conditions, all as more fully provided in the Indenture. The Notes are not subject to defeasance or covenant defeasance pursuant to Section 402 of the Original Indenture.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture. To the extent that any term defined in the Original Indenture shall have been superseded or replaced, insofar as relates to the Notes, by a term defined in the First Supplemental Indenture, then, for all purposes of this Note, such term shall have the meaning specified in the First Supplemental Indenture.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signatures of its duly authorized officers.

Dated:

                                        PERFORMANCE FOOD GROUP COMPANY


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

BANK ONE TRUST COMPANY, N.A., as Trustee


By:
   ----------------------------------------
             Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common                         UNIF GIFT MIN ACT - -              Custodian
TEN ENT--as tenants by the entireties                                          ----------         -------------
JT TEN--as joint tenants with right of survivorship                              (Cust)              (Minor)
and not as tenants in common                                                   Under Uniform Gifts to Minors
                                                                               Act
                                                                                  -----------------------------
                                                                                           (State)

    Additional abbreviations may also be used though not in the above list.

                              -------------------

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

----------------------------------------------------

----------------------------------------------------


--------------------------------------------------------------------------------
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

--------------------------------------------------------------------------------
the within security and all rights thereunder, hereby irrevocably constituting and appointing

                                                                       Attorney
-----------------------------------------------------------------------
to transfer said security on the books of the Company with full power of substitution in the premises.

Dated:                                   Signed:
      ---------------------------------         -------------------------------

         Notice: The signature(s) to this assignment must correspond with the name(s) as it (they) appear upon the face of the within security in every particular, without alteration or enlargement or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
                              ON CHANGE IN CONTROL

         This form relates to the 5 1/2% Convertible Subordinated Notes due 2008 (the "Notes") of Performance Food Group Company, a Tennessee corporation (the "Company", which term includes any successor corporation under the Indenture referred to below), issued pursuant to an Indenture (the "Original Indenture"), as amended and supplemented by a First Supplemental Indenture (the "First Supplemental Indenture"; the Original Indenture, as amended and supplemented by the First Supplemental Indenture, is hereinafter called the "Indenture"), each dated as of October 16, 2001 between the Company and Bank One Trust Company, N.A., as trustee.

         If you want to elect to have a Note purchased, in whole or in part, by the Company pursuant to Article Six of the First Supplemental Indenture, check the following box: [ ]

         If you want to have only part of a Note purchased by the Company pursuant to Article Six of the First Supplemental Indenture, state the principal amount you want to be purchased (must be $1,000 or a multiple of $1,000):
$___________.

         Insert the certificate number(s) of the Notes you will be surrendering for repurchase:

         In the event that the purchase price for the Notes is payable in Common Stock of the Company, the undersigned registered holder directs that the shares issuable upon purchase, together with any check in payment of fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Dated:                                   Signed:
      ---------------------------------         -------------------------------

         Notice: The signature(s) to this document must correspond with the name(s) as it (they) appear upon the face of the Note in every particular, without alteration or enlargement or any change whatsoever.


---------------------------------------
Signature Guarantee*

---------------
* The signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

         If you want the stock certificate, if any, made out in another person's name, complete the following for such person:


----------------------------------------------------------
Name

----------------------------------------------------------
Social Security or Taxpayer Identification Number

----------------------------------------------------------
Street Address

----------------------------------------------------------
City, State and Zip Code

                                CONVERSION NOTICE

         This form relates to the 5 1/2% Convertible Subordinated Notes due 2008 (the "Notes") of Performance Food Group Company, a Tennessee corporation (the "Company", which term includes any successor corporation under the Indenture referred to below), issued pursuant to an Indenture (the "Original Indenture"), as amended and supplemented by a First Supplemental Indenture (the "First Supplemental Indenture"; the Original Indenture, as amended and supplemented by the First Supplemental Indenture, is hereinafter called the "Indenture"), each dated as of October 16, 2001 between the Company and Bank One Trust Company, N.A., as trustee.

         The undersigned registered holder of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into Common Stock (as defined in the First Supplemental Indenture) of the Company in accordance with the terms of the Indenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

[ ]  Convert whole                  [ ] Convert in part


                                        Amount of Note to be converted ($1,000
                                        or integral multiples thereof):

                                        $
                                         --------------------

Dated:                              Signed:
      ---------------------------          ------------------------------------

         Notice: The signature(s) to this notice must correspond with the name(s) as it (they) appear upon the face of the Note in every particular, without alteration or enlargement or any change whatsoever.


                                    -------------------------------------------
                                    Signature Guarantee*

---------------
* The signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

         If you want the stock certificate made out in another person's name, complete the following for such person:


-----------------------------------------------------
Name

-----------------------------------------------------
Social Security or Taxpayer Identification Number

-----------------------------------------------------
Street Address

-----------------------------------------------------
City, State and Zip Code